EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF HUGOTON ROYALTY TRUST APPEARS HERE]

HUGOTON ROYALTY TRUST
DECLARES OCTOBER CASH DISTRIBUTION

Dallas, Texas, October 21, 2003 – Bank of America, N.A., as Trustee of the Hugoton Royalty Trust (NYSE – HGT), today declared a cash distribution to the holders of its units of beneficial interest of $0.165643 per unit, payable on November 17, 2003, to unitholders of record on October 31, 2003.  The following table shows underlying gas sales and average prices attributable to the current month and prior month distributions.  Underlying gas sales volumes attributable to the current month distribution were primarily produced in August.

	Underlying Gas Sales Volumes (Mcf)		Average Gas
	Total	Daily	Price per Mcf

Current Month Distribution	2,596,000	83,700	$4.30

Prior Month Distribution	2,617,000	84,400	$4.85

Eight wells are currently being drilled on the underlying properties.  Budgeted development costs of $750,000 were deducted for this distribution. Production expense for the month was $1,467,000 and overhead was $580,000.

For more information on the Trust, please visit our web site at www.hugotontrust.com.

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Contacts:	Nancy G. Willis Assistant Vice President Bank of America, N.A. (Toll Free) 877/228-5083	Louis G. Baldwin Executive Vice President & Chief Financial Officer XTO Energy, Inc. 817/870-2800